Exhibit 99

Taubman Centers, Inc.	T 248.258.6800

200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS, INC. ISSUES THIRD QUARTER RESULTS

–	Net Income and Earnings Per Diluted Common Share (EPS) Higher Due to Sale of Interest in Starfield Hanam

–	Pro Rata Total Portfolio NOI, Excluding Lease Cancellation Income, Up 0.7 Percent for the Quarter and 3.6 Percent Year-to-Date

–	Average Rent Per Square Foot Up 2.3 Percent

–	Trailing 12-Month Tenant Sales Per Square Foot $868, Up 12 Percent

–	Sales Per Square Foot Up 11.2 Percent, 13th Consecutive Quarter of Growth

BLOOMFIELD HILLS, Mich., October 29, 2019 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the third quarter of 2019.

	September 30, 2019 Three Months Ended	September 30, 2018 Three Months Ended	September 30, 2019 Nine Months Ended	September 30, 2019 Nine Months Ended
Net income attributable to common shareowners, diluted (in thousands)	$216,873	$21,007	$239,223	$54,950
Net income attributable to common shareowners (EPS) per diluted common share	$3.48(1)	$0.34	$3.84(1)	$0.90
Funds from Operations (FFO) per diluted common share Growth rate	$0.88 (16.2)%	$1.05	$2.59 (9.1)%	$2.85
Adjusted Funds from Operations (Adjusted FFO) per diluted common share Growth rate	$0.86(2) (14.9)%	$1.01(3)	$2.74(2) (6.2)%	$2.92(3)
(1) EPS for the three and nine-month periods ended September 30, 2019 were higher primarily due to the sale of 50 percent of our interest in Starfield Hanam and a litigation settlement related to The Mall of San Juan, resulting in the recognition of gains totaling approximately $3.30 per diluted common share.
(2) Adjusted FFO for the three and nine-month periods ended September 30, 2019 excludes restructuring charges, a promote fee (net of tax) related to Starfield Hanam, and costs associated with shareholder activism. Adjusted FFO for the nine-month period ended September 30, 2019 also excludes costs incurred related to the Blackstone transactions prior to closing and the fluctuation in the fair value of equity securities.
(3) Adjusted FFO for the three and nine-month periods ended September 30, 2018 excludes costs associated with shareholder activism and the fluctuation in the fair value of equity securities.

“We were pleased to meet our earnings expectations this quarter,” said Robert S. Taubman, chairman, president and chief executive officer.

Year-over-year, this quarter’s results were lower due to higher interest expense, lower lease cancellation income and a gain on a land sale in 2018. In addition, the company’s results were impacted by the Forever 21 bankruptcy filing by about three cents. Taken together, these items affected third quarter FFO and Adjusted FFO per share by about 12 cents.

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Operating Statistics

Total portfolio NOI growth at our beneficial interest, excluding lease cancellation income, was up 0.7 percent for the quarter, bringing year-to-date growth to 3.6 percent.

Comparable center NOI, excluding lease cancellation income and using constant currency exchange rates, was down 0.9 percent in the quarter, bringing year-to-date growth to 1.1 percent. Comparable center NOI, excluding lease cancellation income, was down 1.5 percent in the quarter, bringing year-to-date growth to 0.3 percent. “Foreign currency exchange rates and Forever 21’s bankruptcy reduced NOI this quarter as compared to last year,” said Simon J. Leopold, executive vice president, chief financial officer. “Putting aside these two items, our third quarter NOI was essentially flat to last year,” said Mr. Leopold.

Tenant sales per square foot in U.S. comparable centers were up 12.3 percent in the quarter, bringing 12-month trailing U.S. sales per square foot to $964, an increase of 13.7 percent over the 12-months ended September 30, 2018. Year-to-date, U.S. sales per square foot were up 15 percent.

Including Asia, comparable tenant sales per square foot increased 11.2 percent from the third quarter of 2018. This brings the company’s 12-month trailing sales per square foot to $868, up 12 percent over the 12-months ended September 30, 2018. Year-to-date, tenant sales per square foot were up 12.9 percent.

“While Tesla continues to positively impact our growth, sales for the quarter were otherwise solid,” said Mr. Taubman.

Average rent per square foot for the quarter was $56.03, up 2.3 percent, bringing year-to-date growth to 1.7 percent. Average rent per square foot in U.S. comparable centers was up 0.9 percent in both the third quarter and year-to-date.

Trailing 12-month releasing spread per square foot for the period ended September 30, 2019 was negative 1 percent. The spread was impacted by a small number of deals that have an average lease term of less than two years. Without these leases, the spread was 3.3 percent.

Ending occupancy in comparable centers was 93.4 percent on September 30, 2019, up 0.1 percent from September 30, 2018.

Leased space in comparable centers was 95.9 percent on September 30, 2019, up 0.1 percent from September 30, 2018.

“In a year when the retail landscape continues to evolve, we have maintained healthy occupancy levels, while growing rent and portfolio NOI,” said Mr. Taubman.

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Financing Activity

In October, the company amended and extended its primary revolving line of credit and one of its two unsecured term loans. The revolving line of credit, which had a maturity date of February 2021, has been extended to February 2024, with two six-month extension options. It has a maximum capacity of $1.1 billion. The term loan, which had a maturity date of February 2022, has been extended to February 2025, with a principal balance of $275 million.

The revolving line of credit and term loan bear interest at a range based on the company’s total leverage ratio. As of today, the leverage ratio results in a rate of LIBOR plus 1.375 percent, with an annual facility fee of 0.225 percent for the revolver and a rate of LIBOR plus 1.55 percent for the term loan.

“We have successfully extended the maturities of our line of credit and term loan, at slightly lower borrowing rates, which is indicative of the quality of our assets,” said Mr. Leopold.

In October, the company also exercised the final one-year extension option for the $150 million loan for The Mall at Green Hills (Nashville, Tenn.), extending the maturity date to December 1, 2020. Beginning December 1, 2019, the loan will bear interest at LIBOR plus 1.45 percent.

Starfield Hanam

In September, the company completed the sale of 50 percent of Taubman Asia’s interest in Starfield Hanam (Hanam, South Korea) to real estate funds managed by The Blackstone Group Inc. (Blackstone) for $300 million. The company now has a 17.15 percent ownership interest in the center. See Taubman Completes Sale of Interest in Starfield Haman to Blackstone -September 19, 2019. The company received net proceeds of about $240 million, following the allocation of property-level debt and transaction costs, which were used to pay down debt. During the quarter, the company recognized a gain on disposition of $139 million and a gain on remeasurement of $145 million.

In September, Blackstone also purchased the 14.7 percent interest in Starfield Hanam that was owned by the company’s institutional joint venture partner. Taubman recognized a $4 million promote fee (net of tax), as a result of the sale. This nonrecurring item has been excluded from Adjusted FFO.

Litigation Resolved at The Mall of San Juan

The ongoing litigation with Hudson’s Bay Company (HBC), regarding the former Saks Fifth Avenue location at The Mall of San Juan (San Juan, Puerto Rico) has been resolved. Accordingly, HBC agreed to pay the company $26 million as a partial reimbursement of their previously received anchor allowance, in exchange for the termination of their obligations under their agreements. Taubman now has full control of the location.

The allowance reimbursement and value of the former Saks Fifth Avenue building and improvements exceeded the write-off of the book value of the anchor allowance and legal costs incurred in the third quarter, resulting in a $10.1 million net gain, which was included in non-operating income.
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2019 Guidance

Taubman is updating certain key guidance measures for 2019.

EPS is now expected to be in the range of $4.00 to $4.15 per diluted share, revised from the previous range of $0.60 to $0.80 per diluted share, primarily due to gains recognized related to the Starfield Hanam transaction.

FFO is now expected to be in the range of $3.49 to $3.59 per diluted common share, revised from the previous range of $3.47 to $3.57 per diluted share.

Adjusted FFO guidance, which excludes $0.15 per diluted common share of year-to-date adjustments, remains unchanged and is expected to be in the range of $3.64 to $3.74 per diluted common share.

Comparable center NOI growth is now expected to be flat to 1 percent for the year, reduced from the previous guidance of about 2 percent. Lower NOI growth is expected primarily due to unfavorable foreign currency exchange rates (which have negatively impacted growth by 0.8 percent year-to-date) and elevated tenant bankruptcies, including Forever 21.

The company’s share of consolidated and unconsolidated interest expense is now expected to be $205 to $210 million, down from the previous range of $215 to $221 million. The company expects lower interest expense as a result of lower rates and a lower balance on its line of credit due to the paydown from the Starfield Hanam transaction proceeds.

The company’s share of lease cancellation income is now expected to be approximately $10 million, compared to our previous guidance of approximately $12 million.

All other key guidance measures remain unchanged. This guidance does not include the impact of the remaining Blackstone transactions. We anticipate these transactions will close around year-end 2019. The guidance also does not include an assumption for future costs associated with shareholder activism.

Supplemental Investor Information Available

Taubman provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Earnings Press Release

•	Company Overview

•	Operational Statistics

•	Summary of Key Guidance Measures

•	Income Statements

•	Changes in Funds from Operations and Earnings Per Common Share

•	Balance Sheets

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•	Debt Summary

•	Capital Spending and Certain Balance Sheet Information

•	Owned Centers

•	New Development, Acquisition and Partial Disposition of Interest

•	Components of Rental Revenues

•	Components of Other Income, Other Operating Expense, and Nonoperating Income, Net

•	Earnings Reconciliations

•	Glossary

Investor Conference Call

Taubman will host a conference call at 10:00 a.m. EDT on Wednesday October 30, 2019 to discuss these results, business conditions and the outlook for the remainder of 2019. The conference call will be simulcast at www.taubman.com. An online replay will follow shortly after the call and continue for approximately 90 days.

About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,”, “we”, “us”, “our”, “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties, including that the conditions to one or more transaction closings may not be satisfied, the potential impact on the company due to the announcement of the disposition of ownership interests, the occurrence of any event, change or other circumstances that could give rise to the delay or termination of the transactions, general economic conditions, and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; challenges with department stores; changes in consumer shopping behavior; the liquidity of real estate investments; the company’s ability to comply with debt covenants;
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the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; competitors gaining economies of scale through M&A and consolidation activity; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; costs associated with response to technology breaches; the loss of key management personnel; shareholder activism costs and related diversion of management time; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates.

You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Erik Wright, Taubman, Manager, Investor Relations, 248-258-7390
ewright@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

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TAUBMAN CENTERS, INC.
Table 1 - Income Statement
For the Three Months Ended September 30, 2019 and 2018
(in thousands of dollars)
	2019		2018
	CONSOLIDATED	UNCONSOLIDATED	CONSOLIDATED	UNCONSOLIDATED
	BUSINESSES	JOINT VENTURES (1)	BUSINESSES	JOINT VENTURES (1)
REVENUES:
Rental revenues (2)	141,213	138,960
Minimum rents (2)			87,306	87,505
Overage rents	3,865	6,736	3,263	7,086
Expense recoveries (2)			52,096	44,587
Management, leasing, and development services	1,927		860
Other (2)	15,501	7,413	15,595	7,796
Total revenues	162,506	153,109	159,120	146,974

EXPENSES:
Maintenance, taxes, utilities, and promotion	40,786	45,274	38,149	41,375
Other operating (2)	19,753	6,412	19,253	5,508
Management, leasing, and development services	1,895		476
General and administrative	9,632		8,530
Restructuring charges	876
Costs associated with shareholder activism	675		1,500
Interest expense	37,695	35,398	33,396	33,199
Depreciation and amortization	47,849	33,865	46,307	33,544
Total expenses	159,161	120,949	147,611	113,626

Nonoperating income, net	11,108	5,657	8,700	563
	14,453	37,817	20,209	33,911
Income tax (expense) benefit	(2,021)	(2,266)	996	(2,210)

Equity in income of Unconsolidated Joint Ventures	20,252		16,910
Gain on partial disposition of ownership interest in Unconsolidated Joint Venture	138,696
Gain on remeasurement of ownership interest in Unconsolidated Joint Venture	145,010
Net income	316,390	35,551	38,115	31,701
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(958)		(1,564)
Noncontrolling share of income of TRG	(93,690)		(9,192)
Distributions to participating securities of TRG	(597)		(599)
Preferred stock dividends	(5,784)		(5,784)
Net income attributable to Taubman Centers, Inc. common shareholders	215,361		20,976

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	383,703	107,080	99,912	100,654
EBITDA - outside partners' share	(5,623)	(50,377)	(6,510)	(48,438)
Beneficial interest in EBITDA	378,080	56,703	93,402	52,216
Gain on Saks settlement - The Mall of San Juan	(10,095)
Gain on partial disposition of ownership interest in Unconsolidated Joint Venture	(138,696)
Gain on remeasurement of ownership interest in Unconsolidated Joint Venture	(145,010)
Beneficial interest expense	(34,851)	(17,798)	(30,412)	(17,093)
Beneficial income tax expense - TRG and TCO	(2,021)	(991)	1,047	(1,023)
Beneficial income tax expense - TCO			(113)
Non-real estate depreciation	(1,150)		(1,138)
Preferred dividends and distributions	(5,784)		(5,784)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	40,473	37,914	57,002	34,100

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenues, recoveries, and ground rent expense at TRG%	1,712	(422)	727	445
Country Club Plaza purchase accounting adjustments - rental revenues at TRG%		61		22
The Mall at Green Hills purchase accounting adjustments - rental revenues	13		30
The Gardens Mall purchase accounting adjustments - rental revenues at TRG%		(639)
The Gardens Mall purchase accounting adjustments - interest expense at TRG%		(528)

(1) With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to our ownership interest.

(2) Upon adoption of ASC Topic 842, minimum rents and expense recoveries are now presented within a single revenue line item, Rental Revenues; the presentation of lease cancellation income has changed from Other income to Rental Revenues; the presentation of uncollectible tenant revenues has changed from Other Operating expense to Rental Revenues as a contra-revenue; and Other Operating expense includes certain indirect leasing costs, which were capitalizable under the previous lease accounting standard. As a result of the accounting change, an additional $1.3 million of leasing costs were expensed during the three months ended September 30, 2019. Comparative periods presented were not adjusted to reflect the change in accounting.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Nine Months Ended September 30, 2019 and 2018
(in thousands of dollars)
	2019		2018
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Rental revenues (2)	432,508	410,613
Minimum rents (2)			261,711	267,280
Overage rents	8,719	18,279	7,453	18,756
Expense recoveries (2)			154,177	133,983
Management, leasing, and development services	4,035		2,480
Other (2)	39,056	20,779	47,560	26,034
Total revenues	484,318	449,671	473,381	446,053

EXPENSES:
Maintenance, taxes, utilities, and promotion	118,506	132,413	113,871	125,510
Other operating (2)	60,210	18,786	64,153	20,619
Management, leasing, and development services	2,917		1,186
General and administrative	26,762		25,545
Restructuring charges	1,585		(423)
Costs associated with shareholder activism	16,675		10,000
Interest expense	112,590	103,581	97,242	99,316
Depreciation and amortization	137,064	103,177	124,325	100,962
Total expenses	476,309	357,957	435,899	346,407

Nonoperating income, net	26,468	6,981	13,858	1,491
	34,477	98,695	51,340	101,137
Income tax (expense) benefit	(4,924)	(6,635)	784	(5,474)

Equity in income of Unconsolidated Joint Ventures	49,746		50,680
Gain on partial disposition of ownership interest in Unconsolidated Joint Venture	138,696
Gain on remeasurement of ownership interest in Unconsolidated Joint Venture	145,010
Net income	363,005	92,060	102,804	95,663
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(3,219)		(4,388)
Noncontrolling share of income of TRG	(103,899)		(24,393)
Distributions to participating securities of TRG	(1,817)		(1,797)
Preferred stock dividends	(17,353)		(17,353)
Net income attributable to Taubman Centers, Inc. common shareholders	236,717		54,873

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	567,837	305,453	272,907	301,415
EBITDA - outside partners' share	(18,475)	(146,640)	(19,025)	(145,671)
Beneficial interest in EBITDA	549,362	158,813	253,882	155,744
Gain on insurance recoveries - The Mall of San Juan	(1,418)
Gain on Saks settlement - The Mall of San Juan	(10,095)
Gain on partial disposition of ownership interest in Unconsolidated Joint Venture	(138,696)
Gain on remeasurement of ownership interest in Unconsolidated Joint Venture	(145,010)
Beneficial interest expense	(103,692)	(52,579)	(88,219)	(51,107)
Beneficial income tax expense - TRG and TCO	(4,735)	(2,680)	918	(2,387)
Beneficial income tax expense - TCO			(110)
Non-real estate depreciation	(3,447)		(3,402)
Preferred dividends and distributions	(17,353)		(17,353)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	124,916	103,554	145,716	102,250

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenues, recoveries, and ground rent expense at TRG%	4,427	181	2,082	1,597
Country Club Plaza purchase accounting adjustments - rental revenues at TRG%		257		1,409
The Mall at Green Hills purchase accounting adjustments - rental revenues	61		88
The Gardens Mall purchase accounting adjustments - rental revenues at TRG%		(816)
The Gardens Mall purchase accounting adjustments - interest expense at TRG%		(1,056)

(1) With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to our ownership interest.

(2) Upon adoption of ASC Topic 842, minimum rents and expense recoveries are now presented within a single revenue line item, Rental Revenues; the presentation of lease cancellation income has changed from Other income to Rental Revenues; the presentation of uncollectible tenant revenues has changed from Other Operating expense to Rental Revenues as a contra-revenue; and Other Operating expense includes certain indirect leasing costs, which were capitalizable under the previous lease accounting standard. As a result of the accounting change, an additional $4.2 million of leasing costs were expensed during the nine months ended September 30, 2019. Comparative periods presented were not adjusted to reflect the change in accounting.

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TAUBMAN CENTERS, INC.
Use of Non-GAAP Financial Measures

In this press release, the terms "we", "us", and "our" refer to Taubman Centers, Inc. (TCO), The Taubman Realty Group Limited Partnership (TRG), and/or TRG's subsidiaries as the context may require.

We use certain non-GAAP operating measures, including EBITDA, beneficial interest in EBITDA, Net Operating Income (NOI), beneficial interest in NOI, and Funds from Operations. These measures are reconciled to the most comparable GAAP measures. Additional information as to the use of these measures are as follows.

EBITDA represents earnings before interest, income taxes, and depreciation and amortization of our consolidated and unconsolidated businesses. Beneficial interest in EBITDA represents our share of the earnings before interest, income taxes, and depreciation and amortization of our consolidated and unconsolidated businesses. We believe EBITDA and beneficial interest in EBITDA provide useful indicators of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

We use Net Operating Income as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases, and in formulating corporate goals and compensation. We define NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, property taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Beneficial interest in NOI represents our share of NOI (as previously defined) of our consolidated and unconsolidated businesses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. We also use NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. We generally provide separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity. In addition, The Mall of San Juan has been excluded from comparable center statistics as a result of Hurricane Maria given that the center's performance has been and is expected to continue to be materially impacted for the foreseeable future. We also use NOI excluding lease cancellation income using constant currency exchange rates as an alternative measure because exchange rates may vary significantly from period to period, which can affect comparability and trend analysis.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (calculated in accordance with Generally Accepted Accounting Principles (GAAP)), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We believe that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, we and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. We primarily use FFO in measuring performance and in formulating corporate goals and compensation.

We may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. We believe the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three and nine months ended September 30, 2019 FFO and EBITDA were adjusted to exclude restructuring charges, a promote fee, net of tax recognized related to Starfield Hanam, and costs incurred associated with shareholder activism. For the three and nine months ended September 30, 2019, EBITDA was also adjusted to exclude a gain on Saks settlement at The Mall of San Juan, gain on partial disposition of ownership interest in Unconsolidated Joint Venture, and a gain on remeasurement of ownership interest in Unconsolidated Joint Venture. In addition, for the nine months ended September 30, 2019, FFO and EBITDA were adjusted to exclude the fluctuation in the fair value of equity securities and costs incurred related to the pending Blackstone transactions, and EBITDA was adjusted to exclude a gain on insurance recoveries for The Mall of San Juan. For the three and nine months ended September 30, 2018, FFO and EBITDA were adjusted to exclude costs incurred associated with shareholder activism and the fluctuation in the fair value of equity securities. For the nine months ended September 30, 2018, FFO and EBITDA were also adjusted to exclude a reduction of previously expensed restructuring charges and FFO was also adjusted to exclude a charge recognized in connection with the write-off of deferred financing costs related to the early payoff of our $475 million unsecured term loan.
These non-GAAP measures as presented by us are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of our operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

We also provide our beneficial interest in certain financial information of our Unconsolidated Joint Ventures. This beneficial information is derived as our ownership interest in the investee multiplied by the specific financial statement item being presented. Investors are cautioned that deriving our beneficial interest in this manner may not accurately depict the legal and economic implications of holding a noncontrolling interest in the investee.

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TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareholders to Funds From Operations and Adjusted Funds From Operations
For the Three Months Ended September 30, 2019 and 2018
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2019			2018
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareholders - basic	215,361	61,211,249	3.52	20,976	61,001,357	0.34
Add distributions to participating securities of TRG	597	871,262
Add impact of share-based compensation	915	162,903		31	294,710
Net income attributable to TCO common shareholders - diluted	216,873	62,245,414	3.48	21,007	61,296,067	0.34
Add depreciation of TCO's additional basis	1,617		0.03	1,617		0.03
Less TCO's additional income tax benefit				(113)		(0.00)
Net income attributable to TCO common shareholders, excluding step-up depreciation and additional income tax benefit	218,490	62,245,414	3.51	22,511	61,296,067	0.37
Add noncontrolling share of income of TRG	93,690	26,430,716		9,192	24,943,960
Add distributions to participating securities of TRG				599	871,262
Net income attributable to partnership unitholders and participating securities of TRG	312,180	88,676,130	3.52	32,302	87,111,289	0.37
Add (less) depreciation and amortization:
Consolidated businesses at 100%	47,849		0.54	46,307		0.53
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,821)		(0.02)	(1,911)		(0.02)
Share of Unconsolidated Joint Ventures	17,662		0.20	17,190		0.20
Non-real estate depreciation	(1,150)		(0.01)	(1,138)		(0.01)
Less gain on Saks settlement - The Mall of San Juan	(10,095)		(0.11)
Less gain on partial disposition of ownership interest in Unconsolidated Joint Venture	(138,696)		(1.56)
Less gain on remeasurement of ownership interest in Unconsolidated Joint Venture	(145,010)		(1.64)
Less impact of share-based compensation	(915)		(0.01)	(31)		(0.00)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	78,387	88,676,130	0.88	91,102	87,111,289	1.05
TCO's average ownership percentage of TRG - basic (1)	69.8%			71.0%
Funds from Operations attributable to TCO's common shareholders, excluding additional income tax benefit (1)	54,747		0.88	64,661		1.05
Add TCO's additional income tax benefit				113		0.00
Funds from Operations attributable to TCO's common shareholders (1)	54,747		0.88	64,774		1.05

Funds from Operations attributable to partnership unitholders and participating securities of TRG	78,387	88,676,130	0.88	91,102	87,111,289	1.05
Restructuring charges	876		0.01
Promote fee, net of tax - Starfield Hanam (2)	(3,961)		(0.04)
Costs associated with shareholder activism	675		0.01	1,500		0.02
Fluctuation in fair value of equity securities				(4,987)		(0.06)
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	75,977	88,676,130	0.86	87,615	87,111,289	1.01
TCO's average ownership percentage of TRG - basic (3)	69.8%			71.0%
Adjusted Funds from Operations attributable to TCO's common shareholders (3)	53,064		0.86	62,186		1.01

(1) For the three months ended September 30, 2019, Funds from Operations attributable to TCO's common shareholders was $54,109 using TCO's diluted average ownership percentage of TRG of 69.0%. For the three months ended September 30, 2018, Funds from Operations attributable to TCO's common shareholders was $63,909 using TCO's diluted average ownership percentage of TRG of 70.0%.

(2) Includes $4.8 million of promote fee income related to Starfield Hanam less $0.9 million of income tax expense, which have been recorded within Equity in Income of Unconsolidated Joint Ventures and Income Tax Expense, respectively, in our Statement of Operations and Comprehensive Income (Loss).

(3) For the three months ended September 30, 2019, Adjusted Funds from Operations attributable to TCO's common shareholders was $52,445 using TCO's diluted average ownership percentage of TRG of 69.0%. For the three months ended September 30, 2018, Adjusted Funds from Operations attributable to TCO's common shareholders was $61,354 using TCO's diluted average ownership percentage of TRG of 70.0%.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Nine Months Ended September 30, 2019 and 2018
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2019			2018
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - basic	236,717	61,169,279	3.87	54,873	60,970,572	0.90
Add distributions to participating securities of TRG	1,817	871,262
Add impact of share-based compensation	689	191,955		77	274,729
Net income attributable to TCO common shareowners - diluted	239,223	62,232,496	3.84	54,950	61,245,301	0.90
Add depreciation of TCO's additional basis	4,851		0.08	4,851		0.08
Less TCO's additional income tax benefit				(110)		(0.00)
Net income attributable to TCO common shareholders, excluding step-up depreciation and additional income tax benefit	244,074	62,232,496	3.92	59,691	61,245,301	0.97
Add noncontrolling share of income of TRG	103,899	25,928,316		24,393	24,950,161
Add distributions to participating securities of TRG				1,797	871,262
Net income attributable to partnership unitholders and participating securities of TRG	347,973	88,160,812	3.95	85,881	87,066,724	0.98
Add (less) depreciation and amortization:
Consolidated businesses at 100%	137,064		1.55	124,325		1.43
Depreciation of TCO's additional basis	(4,851)		(0.06)	(4,851)		(0.06)
Noncontrolling partners in consolidated joint ventures	(6,169)		(0.07)	(5,480)		(0.06)
Share of Unconsolidated Joint Ventures	53,808		0.61	51,570		0.59
Non-real estate depreciation	(3,447)		(0.04)	(3,402)		(0.04)
Less gain on insurance recoveries - The Mall of San Juan	(1,418)		(0.02)
Less gain on Saks settlement - The Mall of San Juan	(10,095)		(0.11)
Less gain on partial disposition of ownership interest in Unconsolidated Joint Venture	(138,696)		(1.57)
Less gain on remeasurement of ownership interest in Unconsolidated Joint Venture	(145,010)		(1.64)
Less impact of share-based compensation	(689)		(0.01)	(77)		(0.00)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	228,470	88,160,812	2.59	247,966	87,066,724	2.85
TCO's average ownership percentage of TRG - basic (1)	70.2%			71.0%
Funds from Operations attributable to TCO's common shareholders, excluding additional income tax benefit (1)	160,544		2.59	175,960		2.85
Add TCO's additional income tax benefit				110		0.00
Funds from Operations attributable to TCO's common shareowners (1)	160,544		2.59	176,072		2.85

Funds from Operations attributable to partnership unitholders and participating securities of TRG	228,470	88,160,812	2.59	247,966	87,066,724	2.85
Restructuring charges	1,585		0.02	(423)		(0.00)
Costs related to pending Blackstone transactions (2)	2,066		0.02
Promote fee, net of tax - Starfield Hanam (3)	(3,961)		(0.04)
Costs associated with shareholder activism	16,675		0.19	10,000		0.11
Fluctuation in fair value of equity securities	(3,346)		(0.04)	(4,073)		(0.05)
Write-off of deferred financing costs				382		0.00
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	241,489	88,160,812	2.74	253,852	87,066,724	2.92
TCO's average ownership percentage of TRG - basic (4)	70.2%			71.0%
Adjusted Funds from Operations attributable to TCO's common shareowners (4)	169,648		2.74	180,135		2.92

(1) For the nine months ended September 30, 2019, Funds from Operations attributable to TCO's common shareholders was $158,583 using TCO's diluted average ownership percentage of TRG of 69.4%. For the nine months ended September 30, 2018, Funds from Operations attributable to TCO's common shareholders was $173,756 using TCO's diluted average ownership percentage of TRG of 70.0%.

(2) Includes $0.5 million of disposition costs and $1.6 million of income tax expense related to the pending Blackstone transactions, which have been recorded within Nonoperating Income, Net and Income Tax Expense, respectively, in our Statement of Operations and Comprehensive Income (Loss).

(3) Includes $4.8 million of promote fee income related to Starfield Hanam less $0.9 million of income tax expense, which have been recorded within Equity in Income of Unconsolidated Joint Ventures and Income Tax Expense, respectively, in our Statement of Operations and Comprehensive Income (Loss).

(4) For the nine months ended September 30, 2019, Adjusted Funds from Operations attributable to TCO's common shareholders was $167,578 using TCO's diluted average ownership percentage of TRG of 69.4%. For the nine months ended September 30, 2018, Adjusted Funds from Operations attributable to TCO's common shareholders was $177,761 using TCO's diluted average ownership percentage of TRG of 70.0%.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended September 30, 2019 and 2018
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2019	2018	2019	2018
Net income	316,390	38,115	363,005	102,804
Add (less) depreciation and amortization:
Consolidated businesses at 100%	47,849	46,307	137,064	124,325
Noncontrolling partners in consolidated joint ventures	(1,821)	(1,911)	(6,169)	(5,480)
Share of Unconsolidated Joint Ventures	17,662	17,190	53,808	51,570
Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	37,695	33,396	112,590	97,242
Noncontrolling partners in consolidated joint ventures	(2,844)	(2,984)	(8,898)	(9,023)
Share of Unconsolidated Joint Ventures	17,798	17,093	52,579	51,107
Income tax expense:
Consolidated businesses at 100%	2,021	(996)	4,924	(784)
Noncontrolling partners in consolidated joint ventures	—	(51)	(189)	(134)
Share of Unconsolidated Joint Ventures	991	1,023	2,680	2,387
Less noncontrolling share of income of consolidated joint ventures	(958)	(1,564)	(3,219)	(4,388)
Beneficial interest in EBITDA	434,783	145,618	708,175	409,626
TCO's average ownership percentage of TRG - basic	69.8%	71.0%	70.2%	71.0%
Beneficial interest in EBITDA attributable to TCO	303,663	103,355	496,283	290,679

Beneficial interest in EBITDA	434,783	145,618	708,175	409,626
Add (less):
Restructuring charges	876		1,585	(423)
Disposition costs related to pending Blackstone transactions			487
Costs associated with shareholder activism	675	1,500	16,675	10,000
Gain on insurance recoveries - The Mall of San Juan			(1,418)
Promote fee - Starfield Hanam	(4,820)		(4,820)
Gain on Saks settlement - The Mall of San Juan	(10,095)		(10,095)
Gain on partial disposition of ownership interest in Unconsolidated Joint Venture	(138,696)		(138,696)
Gain on remeasurement of ownership interest in Unconsolidated Joint Venture	(145,010)		(145,010)
Fluctuation in fair value of equity securities		(4,987)	(3,346)	(4,073)
Adjusted Beneficial interest in EBITDA	137,713	142,131	423,537	415,130
TCO's average ownership percentage of TRG - basic	69.8%	71.0%	70.2%	71.0%
Adjusted Beneficial interest in EBITDA attributable to TCO	96,182	100,880	297,496	294,580

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Three Months Ended September 30, 2019, 2018, and 2017
(in thousands of dollars)
	Three Months Ended				Three Months Ended
	2019		2018		2018		2017
Net income	316,390		38,115		38,115		14,251
Add (less) depreciation and amortization:
Consolidated businesses at 100%	47,849		46,307		46,307		45,805
Noncontrolling partners in consolidated joint ventures	(1,821)		(1,911)		(1,911)		(1,969)
Share of Unconsolidated Joint Ventures	17,662		17,190		17,190		16,646
Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	37,695		33,396		33,396		27,782
Noncontrolling partners in consolidated joint ventures	(2,844)		(2,984)		(2,984)		(2,966)
Share of Unconsolidated Joint Ventures	17,798		17,093		17,093		16,574
Income tax expense (benefit):
Consolidated businesses at 100%	2,021		(996)		(996)		54
Noncontrolling partners in consolidated joint ventures	—		(51)		(51)		(13)
Share of Unconsolidated Joint Ventures	991		1,023		1,023		120
Less noncontrolling share of income of consolidated joint ventures	(958)		(1,564)		(1,564)		(1,230)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	5,623		6,510		6,510		6,178
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	50,377		48,438		48,438		42,361
EBITDA at 100%	490,783		200,566		200,566		163,593
Add (less) items excluded from shopping center NOI:
General and administrative expenses	9,632		8,530		8,530		9,482
Management, leasing, and development services, net	(32)		(384)		(384)		(623)
Restructuring charges	876						1,751
Costs associated with shareholder activism	675		1,500		1,500		3,500
Straight-line of rents	(809)		(2,292)		(2,292)		(2,393)
Nonoperating income, net	(16,765)		(9,263)		(9,263)		(2,834)
Gain on partial disposition of ownership interest in Unconsolidated Joint Venture	(138,696)
Gain on remeasurement of ownership interest in Unconsolidated Joint Venture	(145,010)
Unallocated operating expenses and other (1)	6,749		8,131		8,131		10,437
NOI at 100% - total portfolio	207,403		206,788		206,788		182,913
Less NOI of non-comparable centers	(18,731)	(2)	(13,187)	(3)	(17,661)	(4)	(11,376)	(4)
NOI at 100% - comparable centers	188,672		193,601		189,127		171,537
NOI at 100% - comparable centers growth %	(2.5)%				10.3%

NOI at 100% - comparable centers	188,672		193,601		189,127		171,537
Less lease cancellation income - comparable centers	(1,045)		(3,041)		(3,041)		(1,202)
NOI at 100% - comparable centers excluding lease cancellation income	187,627		190,560		186,086		170,335
NOI at 100% - comparable centers excluding lease cancellation income growth %	(1.5)%				9.2%

NOI at 100% - comparable centers excluding lease cancellation income	187,627		190,560		186,086		170,335
Foreign currency exchange rate fluctuation adjustment	1,202				(72)
NOI at 100% - comparable centers excluding lease cancellation income using constant currency exchange rates	188,829		190,560		186,014		170,335
NOI at 100% - comparable centers excluding lease cancellation income using constant currency exchange rates growth %	(0.9)%				9.2%

NOI at 100% - total portfolio	207,403		206,788		206,788		182,913
Less lease cancellation income - total portfolio	(2,407)		(3,822)		(3,822)		(1,234)
Less NOI attributable to noncontrolling partners in consolidated joint ventures and outside partners in Unconsolidated Joint Ventures excluding lease cancellation income - total portfolio	(56,393)		(55,345)		(55,345)		(48,999)
Beneficial interest in NOI - total portfolio excluding lease cancellation income	148,603		147,621		147,621		132,680
Beneficial interest in NOI - total portfolio excluding lease cancellation income growth %	0.7%				11.3%

(1)
Upon adoption of ASC Topic 842, Other Operating expense includes certain indirect leasing costs, which were capitalizable under the previous lease accounting standard. As a result of the accounting change, an additional $1.3 million of leasing costs were expensed during the three months ended September 30, 2019. Comparative periods presented were not adjusted to reflect the change in accounting.

(2)	Includes Beverly Center, The Gardens Mall, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(3)	Includes Beverly Center, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(4)	Includes Beverly Center, CityOn.Zhengzhou, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Nine Months Ended September 30, 2019, 2018, and 2017
(in thousands of dollars)
	Year to Date				Year to Date
	2019		2018		2018		2017
Net income	363,005		102,804		102,804		74,673
Add (less) depreciation and amortization:
Consolidated businesses at 100%	137,064		124,325		124,325		122,958
Noncontrolling partners in consolidated joint ventures	(6,169)		(5,480)		(5,480)		(5,576)
Share of Unconsolidated Joint Ventures	53,808		51,570		51,570		49,819
Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	112,590		97,242		97,242		80,074
Noncontrolling partners in consolidated joint ventures	(8,898)		(9,023)		(9,023)		(8,938)
Share of Unconsolidated Joint Ventures	52,579		51,107		51,107		50,204
Income tax expense (benefit):
Consolidated businesses at 100%	4,924		(784)		(784)		375
Noncontrolling partners in consolidated joint ventures	(189)		(134)		(134)		(87)
Share of Unconsolidated Joint Ventures	2,680		2,387		2,387		2,271
Share of income tax expense on disposition							731
Less noncontrolling share of income of consolidated joint ventures	(3,219)		(4,388)		(4,388)		(4,279)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	18,475		19,025		19,025		18,880
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	146,640		145,671		145,671		135,265
EBITDA at 100%	873,290		574,322		574,322		516,370
Add (less) items excluded from shopping center NOI:
General and administrative expenses	26,762		25,545		25,545		29,649
Management, leasing, and development services, net	(1,118)		(1,294)		(1,294)		(1,741)
Restructuring charges	1,585		(423)		(423)		4,063
Costs associated with shareholder activism	16,675		10,000		10,000		12,000
Straight-line of rents	(5,993)		(9,706)		(9,706)		(7,118)
Nonoperating income, net	(33,449)		(15,349)		(15,349)		(10,898)
Gain on partial disposition of ownership interest in Unconsolidated Joint Venture	(138,696)
Gain on remeasurement of ownership interest in Unconsolidated Joint Venture	(145,010)
Gain on disposition							(4,445)
Unallocated operating expenses and other (1)	22,871		24,654		24,654		26,813
NOI at 100% - total portfolio	616,917		607,749		607,749		564,693
Less NOI of non-comparable centers	(48,662)	(2)	(32,015)	(3)	(44,263)	(4)	(38,101)	(4)
NOI at 100% - comparable centers	568,255		575,734		563,486		526,592
NOI at 100% - comparable centers growth %	(1.3)%				7.0%

NOI at 100% - comparable centers	568,255		575,734		563,486		526,592
Less lease cancellation income - comparable centers	(7,480)		(16,785)		(16,785)		(9,948)
NOI at 100% - comparable centers excluding lease cancellation income	560,775		558,949		546,701		516,644
NOI at 100% - comparable centers excluding lease cancellation income growth %	0.3%				5.8%

NOI at 100% - comparable centers excluding lease cancellation income	560,775		558,949		546,701		516,644
Foreign currency exchange rate fluctuation adjustment	4,572				(2,972)
NOI at 100% - comparable centers excluding lease cancellation income using constant currency exchange rates	565,347		558,949		543,729		516,644
NOI at 100% - comparable centers excluding lease cancellation income using constant currency exchange rates growth %	1.1%				5.2%

NOI at 100% - total portfolio	616,917		607,749		607,749		564,693
Less lease cancellation income - total portfolio	(10,407)		(19,667)		(19,667)		(11,833)
Less NOI attributable to noncontrolling partners in consolidated joint ventures and outside partners in Unconsolidated Joint Ventures excluding lease cancellation income - total portfolio	(165,307)		(162,184)		(162,184)		(150,804)
Beneficial interest in NOI - total portfolio excluding lease cancellation income	441,203		425,898		425,898		402,056
Beneficial interest in NOI - total portfolio excluding lease cancellation income growth %	3.6%				5.9%

(1)
Upon adoption of ASC Topic 842, Other Operating expense includes certain indirect leasing costs, which were capitalizable under the previous lease accounting standard. As a result of the accounting change, an additional $4.2 million of leasing costs were expensed during the nine months ended September 30, 2019. Comparative periods presented were not adjusted to reflect the change in accounting.

(2)	Includes Beverly Center, The Gardens Mall, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(3)	Includes Beverly Center, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(4)	Includes Beverly Center, CityOn.Zhengzhou, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.

Taubman Centers/15

TAUBMAN CENTERS, INC.
Table 8 - 2019 Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for the Year Ended
	December 31, 2019 (1)

Adjusted Funds from Operations per common share	3.64	3.74
Restructuring charges	(0.020)	(0.020)
Costs related to pending Blackstone transactions (2)	(0.025)	(0.025)
Promote fee, net of tax - Starfield Hanam (3)	0.045	0.045
Costs associated with shareholder activism	(0.190)	(0.190)
Fluctuation in fair value of equity securities	0.040	0.040
Funds from Operations per common share	$3.49	$3.59
Gain on insurance recoveries - The Mall of San Juan	0.02	0.02
Gain on partial disposition of ownership interest in Unconsolidated Joint Venture	1.57	1.57
Gain on remeasurement of ownership interest in Unconsolidated Joint Venture	1.64	1.64
Gain on Saks settlement - The Mall of San Juan	0.11	0.11
Real estate depreciation - TRG	(2.70)	(2.65)
Distributions to participating securities of TRG	(0.03)	(0.03)
Depreciation of TCO's additional basis in TRG	(0.10)	(0.10)
Net income attributable to common shareholders, per common share (EPS)	$4.00	$4.15

(1) Guidance is current as of October 30, 2019, see "Taubman Centers, Inc. Issues Third Quarter Results." On February 14, 2019, we announced agreements to sell 50 percent of our ownership interests in Starfield Hanam, CityOn.Xi’an, and CityOn.Zhengzhou to funds managed by The Blackstone Group L.P.(Blackstone). In September 2019, we completed the sale of 50% of our interest in Starfield Hanam, with the impacts of the transaction reflected in 2019 annual guidance measures above. The CityOn.Xi'an and CityOn.Zhengzhou transactions are expected to close around year-end 2019 subject to customary closing conditions; but have been excluded from 2019 annual guidance measures above. The adjustments for the restructuring charges, costs incurred associated with shareholder activism, costs related to pending Blackstone transactions, promote fee, net of tax, and the fluctuation in fair value of equity securities represent actual amounts recognized through the third quarter of 2019, but does not include future assumptions of amounts to be incurred during the remainder of 2019.

(2) Includes $0.5 million of disposition costs and $1.6 million of income tax expense related to the pending Blackstone transactions, which have been recorded within Nonoperating Income, Net and Income Tax Expense, respectively, in our Statement of Operations and Comprehensive Income (Loss) during the nine months ended September 30, 2019.

(3) Includes $4.8 million of promote fee income related to Starfield Hanam less $0.9 million of income tax expense, which have been recorded within Equity in Income of Unconsolidated Joint Ventures and Income Tax Expense, respectively, in our Statement of Operations and Comprehensive Income (Loss).